UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2024 (the “Dan Tibbs Road Effective Date”), Medalist Diversified Holdings, L.P. (the “Operating Partnership”), the operating partnership of Medalist Diversified REIT, Inc. (the “Company”), entered into a Contribution Agreement (the “Dan Tibbs Road Contribution Agreement”), a copy of which is filed as Exhibit 10.1 hereto, with Dionysus Investments, LLC, a California limited liability company (the “Dan Tibbs Road Contributor”), whereby the Operating Partnership agreed to acquire (the “Dan Tibbs Road Acquisition”) that certain tract of real property located at 376 Dan Tibbs Road NW, Huntsville, Madison County, Alabama 35806, and more particularly described in Exhibit A to the Dan Tibbs Road Contribution Agreement (the “Dan Tibbs Road Property”). The Dan Tibbs Road Contributor is a related party to the Company in that the Dan Tibbs Road Contributor’s manager is Frank Kavanaugh (“Mr. Kavanaugh”), the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”). The total consideration for the Dan Tibbs Road Property is $3,145,000 (the “Dan Tibbs Road Consideration”), subject to the prorations and adjustments described in the Dan Tibbs Road Contribution Agreement. The Dan Tibbs Road Consideration is to be paid by the Company to the Dan Tibbs Road Contributor at Closing (as that term is defined in the Dan Tibbs Road Contribution Agreement) in a combination of (i) Series B Preferred Units (as defined below) in the Operating Partnership valued at $25.00 per Series B Preferred Unit; and (ii) Common Units (as that term is defined in the Dan Tibbs Road Contribution Agreement) in the Operating Partnership valued at $12.50 per Common Unit. The Operating Partnership is required to make an earnest money deposit of $15,000.00 (“Dan Tibbs Road Deposit”) within 15 days of the Dan Tibbs Road Effective Date.

The Dan Tibbs Road Contribution Agreement contains provisions, representations, warranties, covenants, conditions and indemnities that are customary and standard for the real estate industry and the sale of commercial real property. Several conditions to closing on the Dan Tibbs Road Acquisition remain to be satisfied, and there can be no assurance that the Company will complete the transaction on the general terms described above or at all. Under certain conditions the Dan Tibbs Road Deposit may not be returned to the Operating Partnership.

On December 14, 2024 (the “Scottsville Road Effective Date”), the Operating Partnership entered into a Contribution Agreement (the “Scottsville Road Contribution Agreement”), a copy of which is filed as Exhibit 10.2 hereto, with CWS BET Seattle L.P., a Delaware limited partnership (the “Scottsville Road Contributor”), whereby the Operating Partnership agreed to acquire (the “Scottsville Road Acquisition” and, together with the Dan Tibbs Road Acquisition, the “Acquisitions”) that certain tract of real property located at 2445 Scottsville Road, Bowling Green, Kentucky 42104, and more particularly described in Exhibit A to the Scottsville Road Contribution Agreement (the “Scottsville Road Property”). The Scottsville Road Contributor is a related party in that the Scottsville Road Contributor’s general partner  is Fort Ashford Funds, LLC, whose manager is Mr. Kavanaugh. The total consideration for the Scottsville Road Property is $2,620,000 (the “Scottsville Road Consideration”), subject to the prorations and adjustments described in the Scottsville Road Contribution Agreement. The Scottsville Road Consideration is to be paid by the Company to the Scottsville Road Contributor at Closing (as that term is defined in the Scottsville Road Contribution Agreement) in a combination of (i) Series B Preferred Units (as defined below) in the Operating Partnership valued at $25.00 per Series B Preferred Unit; and (ii) Common Units (as that term is defined in the Scottsville Road Contribution Agreement) in the Operating Partnership valued at $12.50 per Common Unit. The Operating Partnership is required to make an earnest money deposit of $15,000.00 (“Scottsville Road Deposit”) within 15 days of the Scottsville Road Effective Date.

The Scottsville Contribution Agreement contains provisions, representations, warranties, covenants, conditions and indemnities that are customary and standard for the real estate industry and the sale of commercial real property. Several conditions to closing on the Scottsville Road Acquisition remain to be satisfied, and there can be no assurance that we will complete the transaction on the general terms described above or at all. Under certain conditions the Scottsville Road Deposit may not be returned to the Operating Partnership.

The foregoing descriptions of the Dan Tibbs Road Contribution Agreement and the Scottsville Road Contribution Agreement are qualified in their entirety by reference to the Dan Tibbs Road Contribution Agreement and the Scottsville Road Contribution Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

In connection with the anticipated closings of the Acquisitions, the Company, as the sole general partner of the Operating Partnership, on its own behalf as general partner of the Operating Partnership and on behalf of the limited partners of the Operating Partnership, amended the Agreement of Limited Partnership of the Operating Partnership, as previously amended (the “Partnership Agreement”), to provide for the designation of up to 2,000,000 5.0% Series B Convertible Redeemable Preferred

Units (liquidation preference $27.50 per unit) (the “Series B Preferred Units”). The Series B Preferred Units will rank, as to distributions and upon liquidation, senior to the Common Units.

This description of the material terms of the amendment to the Partnership Agreement is qualified in its entirety by reference to the amendment to the Partnership Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

The Common Units and the Series Preferred Units to be issued pursuant to the Dan Tibbs Road Contribution Agreement and the Scottsville Road Contribution Agreement are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act.  Pursuant to the Partnership Agreement, the Common Units are redeemable for cash or, at the Operating Partnership’s option, shares of the Company’s common stock on a one-for-one basis; however, pursuant to each of the Dan Tibbs Road Contribution Agreement and the Scottsville Road Contribution Agreement, neither the Dan Tibbs Road Contributor nor the Scottsville Road Contributor may redeem the Common Units for shares of the Company’s common stock unless such redemption is approved by a majority of the votes cast on the matter at a meeting of the stockholders of the Company or by written consent of the stockholders of the Company in lieu of a special meeting to the extent permitted by applicable state and federal law.

The information contained in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 11, 2024, the Company received a letter (the “Nasdaq Letter”) from the Listing Qualification Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the Company’s Current Report on Form 8-K filed on October 23, 2024, its 8.0% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”) no longer meets the minimum 100,000 publicly held shares requirement of Nasdaq Listing Rule 5555(a)(3) for continued listing on The Nasdaq Capital Market.

The Nasdaq Letter has no immediate effect on the listing of the Preferred Stock, which will continue to trade under the symbol “MDRRP,” subject to the Company’s compliance with the other continued listing requirements of Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(2)(C), the Company has been provided a period of 45 calendar days, or until January 27, 2025, to provide Nasdaq with a specific plan to achieve and sustain compliance with the foregoing listing requirement (the “Compliance Plan”). Upon a showing of good cause, Nasdaq may extend the deadline up to an additional 5 calendar days. After Nasdaq reviews the Compliance Plan, it will provide written notice to the Company as to whether it accepts the Compliance Plan. If Nasdaq does not accept the Compliance Plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearing Panel. A hearing request will stay the suspension and delisting of the Preferred Stock pending the Nasdaq Hearing Panel’s decision.

As previously announced on December 10, 2024, the Company provided notice to the holders of the 60,000 outstanding shares of its Preferred Stock (the “Redeemed Shares”) of its intent to redeem such Redeemed Shares on January 10, 2025.  Upon the completion of the redemption of the Redeemed Shares, the Preferred Stock will be fully redeemed and no shares of the Preferred Stock will remain outstanding.  Accordingly, the Company expects the Preferred Stock to be suspended from Nasdaq before market open on the anticipated redemption date of January 10, 2025, and the Company expects to file a Form 25 with the Securities and Exchange Commission to effect the withdrawal of the listing of the Preferred Stock from Nasdaq.

Item 3.02	Unregistered Sales of Equity Securities.

On December 13, 2024, the Company entered into a series of Subscription Agreements (the “Subscription Agreements”) with certain investors, including the Company’s Chief Financial Officer, for the issuance and sale of 230,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), in a private placement (the “Private Placement”), at a purchase price of $12.50 per share.

The Private Placement was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Rule 506(b) under Regulation D of the Securities Act. The Common Shares were offered without any general solicitation by the Company or its representatives. The Common Shares issued and sold in the Private Placement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the Subscription Agreements, the form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference in this Item 3.02 and Item 1.01.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On December 13, 2024, the Board granted a waiver of the ownership limitations in Article VI of the Company’s Articles of Incorporation to permit certain of the investors participating in the Private Placement to own up to 7.50% in the aggregate of the outstanding shares of capital stock of the Company, as set forth in, and subject to the terms and conditions in, those certain letters, dated December 13, 2024, from each such investor to the Board, the forms of which are attached to this Current Report on Form 8-K as Exhibit 10.5 and Exhibit 10.6 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contribution Agreement, dated as of December 14, 2024, by and between Dionysus Investments, LLC and Medalist Diversified Holdings, L.P.
10.2	Contribution Agreement, dated as of December 14, 2024, by and between CWS BET Seattle, L.P. and Medalist Diversified Holdings, L.P.
10.3	Second Amendment to Agreement of Limited Partnership of Medalist Diversified Holdings, L.P.
10.4	Form of Subscription Agreement
10.5	Letter, dated December 13, 2024, from Marc Carlson to the Board relating to waiver of share ownership limits, including representations and agreements of Marc Carlson
10.6	Letter, dated December 13, 2024, from Kory Kramer to the Board relating to waiver of share ownership limits, including representations and agreements of Kory Kramer
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: December 17, 2024	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer